Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Annual Report of Critical Care, Inc. (the "Company") on Form 10-KSB for the year ended July 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ernest B. Remo, Chairman and Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  Ernest B. Remo
-----------------------------
     Ernest B. Remo
     Chairman and Chief Executive Officer
     (Principal Executive Officer and
     Principal Accounting and Financial Officer)


March 30, 2006